Exhibit 99.1

Nakamoto Extends Maturity of Kraken Loan

No Scheduled Principal Due in 2026

NASHVILLE, Tenn – November 12, 2026 – Nakamoto Inc. (NASDAQ: NAKA) (“Nakamoto” or the “Company”), a Bitcoin company that owns and operates a portfolio of Bitcoin-native enterprises, today announced that its wholly owned subsidiary, Nakamoto Holdings Inc., has amended its loan agreement with Payward Interactive, Inc. (“Kraken”) to extend the maturity of 60 million USDT of the 165 million USDT outstanding principal amount of the loan from December 4, 2026, to December 4, 2027.

Following the amendment, 105 million USDT of the loan matures on June 30, 2027, and 60 million USDT matures on December 4, 2027. As a result, no principal under the loan is scheduled to mature in 2026. In addition, the net value (but not less than zero) of the Bitcoin derivatives positions the Company holds with Kraken in its pledged trading account are now included as collateral, subject to certain limitations set forth in the amendment.

“This amendment extends our runway and makes our collateral position more resilient. It gives us more flexibility to manage through Bitcoin price volatility so we can put our full attention on what we control: building our operating businesses and managing our Bitcoin holdings so that we can continue to grow through this market cycle,” said Tyler Evans, Chief Investment Officer of Nakamoto. “We are grateful to Kraken for being a supportive financing partner.”

About Nakamoto Inc.

Nakamoto Inc. (NASDAQ: NAKA) is a Bitcoin company that owns and operates a global portfolio of Bitcoin-native enterprises spanning media & information services, asset management & financial services, and consulting & advisory services. Nakamoto is the parent company of BTC Inc, the world’s leading Bitcoin media enterprise behind Bitcoin Magazine, The Bitcoin Conference, and Bitcoin for Corporations, and of UTXO Management, a Bitcoin-native asset manager focused on public and private market investments across the Bitcoin ecosystem. For more information, visit nakamoto.com.

Forward-Looking Statements

All statements, other than statements of historical fact, included in this communication that address activities, events or developments that Nakamoto expects, believes or anticipates will or may occur in the future are forward-looking statements, as defined under U.S. federal securities laws. Forward-looking statements can be identified by the use of words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “would,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “future,” “build,” “focus,” “continue,” “strive,” “allow,” “seek,” “see,” “aim,” “target,” or the negative of such terms or other variations thereof. However, the absence of these words does not mean that the statements are not forward-looking. Forward-looking statements in this press release include, but are not limited to, statements regarding: the anticipated benefits of the amendment to the Master Loan Agreement with Kraken, including the extended maturity and the inclusion of the value of certain Bitcoin derivative positions in collateral value; the Company’s ability to satisfy the collateral maintenance, repayment and other obligations under the Master Loan Agreement, as amended, and the loan term sheet, as amended, including the repayment or refinancing of amounts maturing in 2027; the Company’s plans for the management, deployment or sale of its Bitcoin holdings, including its Bitcoin derivatives program; and the Company’s capital allocation plans, financial outlook, strategic initiatives and anticipated operational performance. These forward-looking statements are inherently uncertain and involve numerous assumptions and risks. Factors that could cause actual results to differ materially from those projected include, but are not limited to: (i) the volatility of Bitcoin prices and its impact on the Company’s financial results and on the value of the collateral securing the Company’s indebtedness, including the risk that declines in Bitcoin prices could require the Company to repay outstanding loan amounts or pledge additional collateral, or result in an event of default and the liquidation of collateral at unfavorable prices; (ii) risks related to the Company’s existing indebtedness, including collateral maintenance requirements, covenant compliance, counterparty and custodial risk, and risks associated with stablecoin-denominated obligations; (iii) the risk that the value of the Company’s Bitcoin derivative positions included in collateral value may be limited or zero, is determined by the lender, and may be excluded in certain circumstances, and therefore may not offset declines in collateral value; (iv) the Company’s ability to repay or refinance amounts maturing in 2027 on acceptable terms or at all; (v) regulatory developments affecting digital assets and the Company’s business operations; and (vi) other important factors detailed in Nakamoto’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other documents that are filed, or will be filed, with the SEC and that are or will be available on Nakamoto’s website at www.nakamoto.com and on the website of the SEC at www.sec.gov.

All forward-looking statements are based on assumptions that Nakamoto believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and Nakamoto does not undertake any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Nothing contained herein constitutes an offer to buy or sell securities of Nakamoto or any other party, nor does it constitute a solicitation of any proxy or vote. Past performance is not indicative of future results.

Media Contact

Carissa Felger / Sam Cohen

Gasthalter & Co.

(212) 257-4170

Nakamoto@gasthalter.com

Investor Relations Contact

Steven Lubka

VP of Investor Relations

(615) 701-8889

Investors@nakamoto.com